Exhibit 10.3

FORM OF INDEMNITY AGREEMENT

THIS AGREEMENT is made as of , 20

B E T W E E N:

PERPETUA RESOURCES CORP.,
a corporation governed by the laws of the
Province of British Columbia,

(the “Corporation”),

- and -

, an individual resident of

Address:

(the “Indemnified Party”).

RECITALS:

A.

The Indemnified Party is or has been duly elected or appointed as a director and/or officer of the Corporation or, at the request of the Corporation, a duly elected or appointed director and/or officer of an Other Entity (as defined below).

B.

The Corporation considers it desirable and in the best interests of the Corporation to enter into this Agreement to set out the circumstances and manner in which the Indemnified Party may be indemnified in respect of certain liabilities or expenses which the Indemnified Party may incur as a result of acting as a director and/or officer of the Corporation or Other Entity.

C.

In order to induce the Indemnified Party to serve and to continue to so serve as a director and/or officer of the Corporation or Other Entity, the Corporation has agreed to provide the indemnity in this Agreement.

D.	The Articles of the Corporation contemplate that the Indemnified Party may be indemnified in certain circumstances.

NOW THEREFORE in consideration of the Indemnified Party acting or continuing to act as a director and/or officer of the Corporation or Other Entity, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1	Definitions

Whenever used in this Agreement, the following words and terms shall have the meanings set out below:

(a)	“Act” means the Business Corporations Act (British Columbia), as the same exists on the date of this Agreement or may hereafter be amended.
(b)

“Agreement” means this agreement, including all schedules, and all amendments or restatements as permitted, and references to “Article” or “Section” mean the specified Article or Section of this Agreement.

(c)	“Articles” means the articles of the Corporation, including any amendments or alterations thereto.
(d)	“Business Day” means any day, other than a Saturday or Sunday, on which commercial banks in Vancouver, British Columbia are open for commercial banking business during normal banking hours.
(e)

“Claim” includes any civil, criminal, administrative, investigative, demand, inquiry, hearing, discovery or other proceeding of any nature or kind (including arbitrations and mediations) in which the Indemnified Party is involved (excluding claims brought by the Indemnified Party) by reason of the Indemnified Party being or having been a director and/or officer of the Corporation or Other Entity whether threatened, anticipated, pending, commenced, continuing or completed, and any appeal thereof, as well as any other circumstances or situation in respect of which an Indemnified Party reasonably requires legal advice or representation concerning actual, possible or anticipated Losses by reason of the Indemnified Party being or having been a director and/or officer of the Corporation or Other Entity.

(f)

“Control Transaction” means any merger, amalgamation, take-over bid, arrangement, recapitalization, consolidation, liquidation, wind-up, dissolution, share exchange, material sale of assets or similar transaction in respect of the Corporation.

(g)	“Court” means a court of competent jurisdiction in British Columbia.
(h)

“Losses” includes all costs, disbursements, charges, awards, expenses, losses, damages (including punitive and exemplary), fees (including any legal, professional or advisory fees or disbursements), liabilities, amounts paid to settle or dispose of any Claim or satisfy any judgment, fines, penalties or liabilities, including as a result of a breach or alleged breach of any statutory or common law duty imposed on directors and/or officers, without limitation, and whether incurred alone or jointly with others, including any amounts which the Indemnified Party may reasonably suffer, sustain, incur or be required to pay in respect of the investigation, defence, settlement or appeal of or preparation for any Claim or with any action to establish a right to indemnification under this Agreement, and for greater certainty, includes all taxes (including income taxes), interest, penalties and related outlays of the Indemnified Party arising from any indemnification of the Indemnified Party by the Corporation pursuant to this Agreement.

(i)	“Notice of Articles” means the notice of articles of the Corporation, including any amendments or alterations thereto.
(j)

“Other Entity” means a Subsidiary and any other entity in respect of which the Indemnified Party was specifically requested by the Corporation to serve as a duly appointed director and/or officer or similar position(s) of such Other Entity.

(k)	“Parties” means the Corporation and the Indemnified Party collectively and “Party” means any one of them.
(l)	“Policy” means the directors’ and officers’ insurance policy listed on Schedule A, and any successor to such policy entered into by the Corporation (and any renewals or replacements thereof).
(m)	“Run-Off Coverage” has the meaning set out in Section 3.1(c).
(n)	“Subsidiary” has the meaning set out in the Act.
(o)	“Termination Date” has the meaning set out in Section 5.1(a).
1.2	Certain Rules of Interpretation

In this Agreement:

(a)

Governing Law - This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable in the Province of British Columbia.

(b)

Submission to Jurisdiction - Each Party submits to the exclusive jurisdiction of any British Columbia court sitting in Vancouver, British Columbia in any action, application, reference or other proceeding arising out of or relating to this Agreement and consents to all claims in respect of any such action, application, reference or other proceeding being heard and determined exclusively in such British Columbia court. Each of the Parties irrevocably waives, to the fullest extent it may effectively do so, the defence of an inconvenient forum to the maintenance of such action, application or proceeding.

(c)	Headings - Headings of Articles and Sections are inserted for convenience of reference only and do not affect the construction or interpretation of this Agreement.
(d)	Number - Unless the context otherwise requires, words importing the singular include the plural and vice versa.
(e)

Severability - If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, the provision shall, as to that jurisdiction, be ineffective only to the extent of the restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other Parties or circumstances.

(f)

Entire Agreement - This Agreement constitutes the entire agreement between the Parties and sets out all the covenants, promises, warranties, representations, conditions and agreements between the Parties in connection with the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations  and  discussions, whether  oral  or  written, pre-contractual  or otherwise, including, without limitation, any previous Indemnity Agreement between the Corporation and the Indemnified Party dated prior to the date hereof. There are no covenants, promises, warranties, representations, conditions or other agreements, whether oral or written, pre-contractual or otherwise, express, implied or collateral, between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement.

ARTICLE 2

OBLIGATIONS

2.1	Obligations of the Corporation
(a)

General Indemnity - The Corporation agrees to indemnify and hold the Indemnified Party harmless, to the fullest extent permitted by law, including but not limited to the indemnity under the Act, under the Notice of Articles and Articles of the Corporation and this Agreement, except to the extent limited or prohibited by the Act, from and against any and all Losses which the Indemnified Party may reasonably suffer, sustain, incur or be required to pay in respect of any Claim, provided that the indemnity provided for in this Section 2.1(a) will only be available if:

(i)

the Indemnified Party was acting honestly and in good faith with a view to the best interests of the Corporation or Other Entity, as the case may be, in relation to the subject matter of the Claim; and

(ii)

in the case of a proceeding that is not a civil action/proceeding, the Indemnified Party had reasonable grounds for believing that the Indemnified Party’s conduct in respect of which the action/proceeding was brought was lawful.

(b)

Derivative Claims and Claims by the Corporation - In respect of any proceeding by or on behalf of the Corporation or Other Entity to procure a judgment in its favour against the Indemnified Party, in respect of which the Indemnified Party is made a party by reason of the Indemnified Party being or having been a director and/or officer of the Corporation or Other Entity, the Indemnified Party may make an application, on its own behalf, or on behalf of the Corporation, at its expense, for the approval of a Court to advance monies to the Indemnified Party for costs, charges and expenses reasonably incurred by the Indemnified Party in connection with such action and to indemnify and save harmless the Indemnified Party for such costs, charges and expenses of such action  provided the Indemnified Party fulfils  the  conditions  set  out  in Sections 2.1(a)(i) and 2.1(a)(ii) above and provided that such advance or indemnification is not prohibited under any applicable statute. The Indemnified Party hereby agrees to repay such funds advanced if the Indemnified Party ultimately does not fulfil the conditions set out in Sections 2.1(a)(i) and 2.1(a)(ii) above. In the event that the Indemnified Party is successful in its application, it shall be reimbursed by the Corporation for the expense incurred by the Indemnified Party in making the application.

(c)

Advance of Expenses - Subject to Section 2.1(b) of this Agreement, the Corporation shall, at the request of the Indemnified Party, advance to the Indemnified Party sufficient funds, or arrange to pay on behalf of or reimburse the Indemnified Party within 60 days of receiving an invoice in respect thereof for any costs, charges or expenses, including legal or other fees, actually and reasonably incurred by the Indemnified Party in investigating, defending, appealing, preparing for, providing evidence in or instructing and receiving the advice of the Indemnified Party’s counsel or other professional advisors in regard to any Claim or other matter for which the Indemnified Party may be entitled to an indemnity or reimbursement under this Agreement, and such amounts shall be treated as a non-interest bearing advance or loan to the Indemnified Party. In the event it is ultimately determined by a Court in a final non-appealable judgment that the Indemnified Party did not fulfil the conditions set out in Sections 2.1(a)(i) and 2.1(a)(ii) above; that the payment(s) is/are prohibited under the Act; or that the Indemnified Party was not entitled to be fully so indemnified, the Indemnified Party shall (and hereby agrees to) repay such loan or advance, or the appropriate portion thereof, upon written notice of such determination being given by the Corporation to the Indemnified Party detailing the basis for such determination and such loan or advance shall bear interest from the date of such notice until repaid at the prime rate prescribed from time to time by the Corporation’s principal bankers. The Corporation will have the burden of establishing that any expense it wishes to challenge is not reasonable. The

Corporation shall not make any payments referred to in this Subsection 2.1(c) unless the Corporation first receives from the Indemnified Party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the Act or this Agreement, the Indemnified Party will repay the amounts advanced or reimbursed.

2.2	Notice of Proceedings

The Indemnified Party shall give notice in writing to the Corporation as soon as practicable upon being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing, threatening or continuing any Claim involving the Corporation or Other Entity or the Indemnified Party which may result in a claim for indemnification under this Agreement, and the Corporation agrees to give the Indemnified Party notice in writing as soon as practicable upon it or any Other Entity being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing or continuing any Claim involving the Indemnified Party. Such notice shall include a description of the Claim, a summary of the facts giving rise to the Claim and, if possible, an estimate of any potential liability arising under the Claim. Failure by the Indemnified Party to so notify the Corporation of any Claim shall not relieve the Corporation from liability under this Agreement except to the extent that the failure materially prejudices the Corporation.

2.3	Subrogation

Promptly after receiving written notice from the Indemnified Party of any Claim (other than a Claim by or on behalf of the Corporation or Other Entity to procure a judgment in its favour against the Indemnified Party), the Corporation may by notice in writing to the Indemnified Party, in a timely manner assume conduct of the defence thereof and retain counsel on behalf of the Indemnified Party who is reasonably satisfactory to the Indemnified Party, to represent the Indemnified Party in respect of the Claim. On delivery of such notice by the Corporation, the Corporation shall not be liable to the Indemnified Party under this Agreement for any fees and disbursements of counsel the Indemnified Party may subsequently incur with respect to the same matter. In the event the Corporation assumes conduct of the defence on behalf of the Indemnified Party, the Indemnified Party consents to the conduct thereof and of any action taken by the Corporation, in good faith, in connection therewith, and the Indemnified Party shall fully cooperate in such defence including, without limitation, the provision of documents, attending examinations for discovery, making affidavits, meeting with counsel, testifying and divulging to the Corporation all information reasonably required to defend or prosecute the Claim.

2.4	Separate Counsel

If the Indemnified Party is named as a party or a witness to any Claim, or the Indemnified Party is questioned or any of his or her actions, omission or activities are in any way investigated, reviewed, or examined in connection with or in anticipation of any actual or potential Claims, the Indemnified Party will be entitled to retain independent legal counsel at the Corporation’s expense (limited to reasonable attorney’s fees and expenses) to act on the Indemnified Party’s behalf to provide an initial assessment to the Indemnified Party of the appropriate course of action for the Indemnified Party. The Indemnified Party will be entitled to continued representation by independent counsel at the Corporation’s expense (limited to reasonable attorney’s fees and expenses) beyond the initial assessment if:

(a)	the Indemnified Party and the Corporation have mutually agreed to the retention of such other counsel;
(b)	representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (including the availability of different defences); or
(c)	the Corporation has not retained reasonably satisfactory counsel for the Indemnified Party within ten Business Days of any receipt of notice pursuant to Section 2.2 above.
2.5	Settlement of Claim

No admission of liability with respect to the Indemnified Party shall be made by the Corporation without the prior written consent of the Indemnified Party unless such settlement includes an unconditional general release of the Indemnified Party without any admission of negligence, misconduct, liability or responsibility by the Indemnified Party.

2.6	Presumptions / Knowledge

(a)For purposes of any determination hereunder, the Indemnified Party will be deemed, subject to compelling evidence to the contrary, to have acted in good faith and in the best interests of the Corporation (or any Other Entity). The Corporation will have the burden of establishing otherwise.

(b)Unless a Court otherwise has held or decided that the Indemnified Party is not entitled to be fully or partially indemnified under this Agreement, the determination of any Claim by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create any presumption for the purposes of this Agreement that the Indemnified Party is not entitled to indemnity under this Agreement.

(c)The knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Corporation or any Subsidiary or Other Entity will not be imputed to the Indemnified Party for purposes of determining the right to indemnification under this Agreement.

ARTICLE 3

INSURANCE

3.1	Insurance

(a)The Policy - The Corporation will ensure that its liabilities under this Agreement, and the potential liabilities of the Indemnified Party that are subject to indemnification by the Corporation pursuant to this Agreement, are at all times supported by the Policy. The Corporation shall pay all premiums payable under the Policy and, provided that such insurance is, in the Corporation’s reasonable and good faith opinion, available on commercially reasonable terms, take all steps necessary to maintain the coverage provided under the Policy. As may be required by the Policy, the Corporation will immediately notify the Policy’s insurers of any occurrences or situations that could potentially trigger a claim under the Policy and will promptly advise the Indemnified Party that the insurers have been notified of the potential claim. If, for any reason whatsoever, any directors’, and officers’ liability insurer asserts that the Indemnified Party is subject to a deductible under any existing or future directors’ and officers’ liability insurance purchased and maintained by the Corporation for the benefit of the Indemnified Party and the Indemnified Party’s heirs and legal representatives, the Corporation shall pay the deductible for and on behalf of the Indemnified Party. If any payments made by an insurer under a Policy are deemed to constitute a taxable benefit or otherwise become subject to any tax payable by the Indemnified Party, the Corporation agrees to pay any amount as may be necessary to ensure that the amount received by or on behalf of the Indemnified Party after the payment of, or withholding for, such tax, fully reimburses the Indemnified Party for the actual cost, expense or liability incurred by or on behalf of the Indemnified Party.

(b)Variation of Policies - So long as the Indemnified Party is a director, officer or holder of a similar office of the Corporation or an Other Entity and provided that such insurance is, in the Corporation’s reasonable and good faith opinion, available on commercially reasonable terms, the Corporation shall not seek to amend adversely or discontinue the Policy or allow the Policy to lapse (without entering into a renewal or replacement thereof on similar terms) without the Indemnified Party’s prior written consent, acting reasonably. Should the Indemnified Party cease to be a director and/or officer of the Corporation, for any reason whatsoever, the Corporation shall continue to purchase and maintain directors’ and officers’ liability insurance for the benefit of the Indemnified Party and the Indemnified Party’s heirs and legal representatives, such that the Indemnified Party’s insurance coverage is, at all times up to and including the Termination Date, the same as any insurance coverage the Corporation purchases and maintains for the benefit of its then current directors and/or officers from time to time.

(c)Run-Off Coverage - In the event the Policy is discontinued for any reason, or in the event of a consummation of a Control Transaction, the Corporation shall purchase, maintain and administer, or cause to be purchased, maintained and administered for a period of six years after such discontinuance or the effective time of the Control Transaction, insurance for the benefit of the Indemnified Party (the “Run-Off Coverage”), on similar terms to the extent permitted by law and provided such Run-Off Coverage is available on commercially acceptable terms and premiums (as determined by the board of directors in its reasonable and good faith opinion), provided that the premiums for the Run-Off Coverage will be deemed to be commercially acceptable if the total premiums for such Run-Off Coverage do not exceed 300% of annual premiums under the Policy at the time they are discontinued). The Run-Off Coverage shall provide coverage only in respect of events occurring prior to the discontinuance of the Policy or the effective time of the Control Transaction. The Corporation will provide to the Indemnified Party a copy of each policy of insurance providing the coverages contemplated by this subsection 3.1(c) promptly after coverage is obtained and evidence of each annual renewal thereof and will promptly notify the Indemnified Party if the insurer cancels, makes material changes to coverage, or refuses to renew coverage (or any part of the coverage).

(d)Exclusion of Indemnity - Notwithstanding any other provision in this Agreement, the Corporation shall not be obligated to indemnify the Indemnified Party for any Losses for which the Indemnified Party is entitled to indemnity to pursuant any valid and collectible policy of insurance obtained and maintained by the Corporation, to the extent of the amounts actually collected by the Indemnified Party under such insurance policy. Where partial indemnity is provided by such insurance policy, the obligation of the Corporation under Section 2.1 shall continue in effect but be limited to that portion of the Losses for which indemnity is not provided by such insurance policy.

ARTICLE 4

MISCELLANEOUS

4.1	Corporation and Indemnified Party to Cooperate

The Corporation and the Indemnified Party shall, from time to time, provide such information and cooperate with the other, as the other may reasonably request, in respect of all matters under this Agreement.

4.2	Effective Time

This Agreement shall be deemed to have effect as and from the first date that the Indemnified Party became a director or officer, or held a position equivalent to that of a director or officer, of the Corporation or Other Entity and shall apply to all actions and proceedings, whether such action or proceeding is in respect of facts arising before or subsequent to the effective date of this Agreement.

4.3	Insolvency

The liability of the Corporation under this Agreement shall not be affected, discharged, impaired, mitigated or released by reason of the discharge or release of the Indemnified Party in any bankruptcy, insolvency, receivership or other similar proceeding of creditors to the extent permitted by applicable laws.

4.4	Multiple Proceedings

No action or proceeding brought or instituted under this Agreement and no recovery pursuant thereto shall be a bar or defence to any further action or proceeding which may be brought under this Agreement.

4.5	Non-Exclusive Indemnification

The Corporation shall provide the Indemnified Party with all of the indemnifications, protections and benefits it may provide pursuant to the Act. The indemnification provided by this Agreement shall not exclude any separate rights of indemnification to which the Indemnified Party may otherwise be entitled under the Articles of the Corporation, the Act, any valid and lawful agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the Indemnified Party’s official capacity and as to action in another capacity while holding such office, and such separate rights of indemnification shall continue if the Indemnified Party has ceased to be a director or officer of the Corporation or Other Entity, as the case may be, and shall enure to the benefit of the heirs, executors and administrators of the Indemnified Party.

4.6	Compliance with the Act

To the extent that the terms of this Agreement are contrary to the provisions of the Act, as amended from time to time, or other applicable laws, the terms of this Agreement shall be deemed to be amended to comply therewith (it being understood that nothing contained herein shall be considered to impose an obligation upon the Corporation which it is prohibited from complying with by virtue of such legislation). To the extent that the terms of this Agreement are contrary to the provisions of the Act, as amended from time to time, or other applicable laws, the terms of this Agreement shall be deemed to be amended to comply therewith (it being understood that nothing contained herein shall be considered to impose an obligation upon the Corporation which it is prohibited from complying with by virtue of such legislation).

ARTICLE 5

GENERAL

5.1	Term

(a)The obligations of the Corporation under this Agreement shall survive until the date (the “Termination Date”) that is six years after the Indemnified Party has ceased to be a director and/or officer of the Corporation or Other Entity, except with respect to Claims that have been commenced as of the Termination Date in respect of which the Indemnified Party is entitled to claim indemnification under this Agreement.

(b)The obligations of the Corporation under this Agreement with respect to Claims that have been commenced as of the Termination Date in respect of which the Indemnified Party is entitled to claim indemnification under this Agreement shall survive until the final termination or resolution of such Claims.

5.2	Assignment

Neither Party may assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the other Party.

5.3	Enurement

This Agreement enures to the benefit of and is binding upon the Parties and the heirs, attorneys, guardians, estate trustees, executors, trustees, administrators and permitted assigns of the Indemnified Party and the successors (including any successor by reason of amalgamation) and permitted assigns of the Corporation.

5.4	Amendments

No amendment, supplement, modification or waiver or termination of this Agreement and, unless otherwise specified, no consent or approval by any Party, is binding unless executed in writing by the Party to be so bound. For greater certainty, the rights of the Indemnified Party under this Agreement shall not be prejudiced or impaired by permitting or consenting to any assignment in bankruptcy, receivership, insolvency or any other creditor’s proceedings of or against the Corporation or by the winding-up or dissolution of the Corporation.

5.5	Notices

Any notice, consent or approval required or permitted to be given in connection with this Agreement (in this Section referred to as a “Notice”) shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by e-mail:

(a)	in the case of a Notice to the Indemnified Party at:

Address:

E-mail:

(b)	in the case of a Notice to the Corporation at:

Perpetua Resources Corp.
c/o Suite 201 – 405 S 8th Street
Boise, Idaho
USA 83702

	Attention:	President, CEO
Email:

Any Notice delivered or transmitted to a Party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a Business Day prior to 5 :00 p.m. local time in the place of delivery or receipt. If the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a Business Day, then the Notice shall be deemed to have been given and received on the next Business Day.

Any Party may, from time to time, change its address by giving Notice to the other Party in accordance with the provisions of this Section.

5.6	Further Assurances

The Corporation and the Indemnified Party shall, with reasonable diligence, do all things and execute and deliver all such further documents or instruments as may be necessary or desirable for the purpose of assuring and conferring on the Indemnified Party the rights created or intended by this Agreement and giving effect to and carrying out the intention or facilitating the performance of the terms of this Agreement, or evidencing any loan or advance made pursuant to Section 2.1(c) hereof. The Corporation further covenants and agrees that it will not take any action, including, without limitation, the enacting, amending, or repealing of any by-law, which would in any manner adversely affect or prevent the Corporation’s ability to perform its obligations under this Agreement.

5.7	Independent Legal Advice

The Indemnified Party acknowledges that the Indemnified Party has been advised to obtain independent legal advice with respect to entering into this Agreement, that the Indemnified Party has obtained such independent legal advice or has expressly determined not to seek such advice, and that the Indemnified Party is entering into this Agreement with full knowledge of the contents hereof, of the Indemnified Party’s own free will and with full capacity and authority to do so.

5.8	Execution and Delivery

This Agreement may be executed by the Parties in any number of counterparts, each of which is deemed to be an original, and such counterparts together shall constitute one and the same instrument. Transmission of an executed signature page by facsimile, email or other electronic means is as effective as a manually executed counterpart of this Agreement.

[Remainder of page left intentionally blank.]

IN WITNESS OF WHICH the Parties have duly executed this Agreement as of the date first written above.

PERPETUA RESOURCES CORP.

by
Name:
Title:

Indemnified Party

SCHEDULE A

List of Insurance Policies as of   , 20

	Insurer	Policy No.
Primary
First Excess
Second Excess
Third Excess
Lead Side A
Excess Side A